Exhibit 99.2
Cyberkinetics Closes $10.0 Million Private Placement
FOXBOROUGH, Mass.—(BUSINESS WIRE)—Oct. 18, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; “Cyberkinetics”; “the Company”) announced today that it closed a private placement of $10.0 million of newly issued shares of common stock and warrants to purchase additional shares of common stock to institutional and accredited investors.
The Company issued an aggregate of approximately 8.33 million shares of common stock at a price of $1.20 per share, together with warrants to purchase up to approximately 4.167 million additional shares of common stock at an exercise price of $1.40 per share. Investors included Medica Venture Partners, a large Israeli healthcare-dedicated venture fund, and Oxford Bioscience Partners of Boston, Massachusetts. The Company intends to use the net proceeds to support its planned 2007 launch of the Cyberkinetics’ Andara(TM) OFS(TM) (Oscillating Field Stimulator) Device, for other research and clinical programs and for general corporate purposes. C.E. Unterberg, Towbin served as lead placement agent for the offering. WBB Securities, LLC served as co-agent for the transaction.
The shares of common stock and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement filed with the Securities and Exchange Commission (SEC) or pursuant to an applicable exemption from the relevant registration requirements. The Company has agreed to file a registration statement with the SEC for the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord and to restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the NeuroPort(TM) System, which is cleared to market in the United States, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be

identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.

CONTACT:	Cyberkinetics
Elizabeth A. Razee, 508-549-9981, Ext. 109
erazee@cyberkineticsinc.com

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.